                                   Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            CITATION INSURANCE GROUP

                  ROBERT ERICKSON AND DOUGLAS GOULD certify that:
                 1. They are the duly elected and acting President and Secretary, respectively, of Citation Insurance Group.

                 2. The Articles of Incorporation of this corporation are hereby amended and restated to read as follows:

                                   "ARTICLE I

                  The name of this corporation is PICO Holdings, Inc.

                                   ARTICLE II

                  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

                  This corporation is authorized to issue two (2) classes of shares, designated respectively "Common Stock" and "Preferred Stock."

                           A.       The number of shares of
                  Common Stock is One Hundred Million
                  (100,000,000).  The par value of each share is
                  one tenth of one cent ($0.001).
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                           B. The number of shares of Preferred Stock is Two
                  Million (2,000,000). The par value of each share of Preferred Stock is one cent ($.01). The Preferred Stock herein authorized may be issued from time to time in one or more series, the number of shares, the designation and the rights, preferences, privileges and restrictions, within any limits and restrictions herein stated, shall be fixed and determined, for any wholly unissued series of stock authorized herein, by the Board of Directors. The Board of Directors, within the limits and restrictions stated herein and in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituted the decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of that series.

                           C.       One Million (1,000,000) shares of
                  Preferred Stock are designated as Series A
                  Junior Participating Cumulative Preferred
                  Stock.

                                    (1)     Dividends and
                  Distributions.

                                            (a) The holders of shares of Series
                  A Preferred Stock, in preference to the holders of Common Stock of the Corporation and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend

                  Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding stares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                            (b) The Corporation shall declare a
                  dividend or distribution on the Series A Preferred Stock as provided in paragraph C(1)(a) of this Article III contemporaneously with any declaration of a dividend or distribution on the Common Stock (other than a dividend payable in
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                  shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                            (c) Dividends shall begin to accrue
                  and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which cash dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                                    (2) Voting Rights. The holders of shares of
                  Series A Preferred Stock shall have the following voting rights:

                                            (a) Each share of Series A Preferred
                  Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitled the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to T which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

                                            (b) Except as otherwise provided in
                  the Amended and Restated Articles of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

                                            (c) In addition, the holders of
                  shares of Series A Preferred Stock shall have the following special voting rights:

                                                      (i) In the event that at
                  any time dividends on a Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect two directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect two directors at the next annual meeting or a special meeting called for such purpose. The remainder of the board shall be elected by the holders of all shares (including the Series A Preferred Stock and each Other Series of Preferred Stock) of the Corporation entitled to vote for the election of directors; provided, however, that the Series A Preferred Stock and each Other Series of Preferred Stock voting as a class, shall not have the right to elect more than one-third of the directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in a default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults.

                                                     (ii)  At any time
                  after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of all shares of the Corporation entitled to vote, for the election of directors to be elected as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held which the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, such percentage shall be sufficient to constitute a quorum for the election of the two directors as herein provided.

                                                     (iii)  Upon the
                  election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock and each other Series of Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The directors so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such director is a member of a class of directors under provisions dividing the directors into classes, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special class voting rights shall apply in the reelection of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect two directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall forthwith terminate, and two directors shall be elected by the holders of all shares (including the Series A Preferred Stock and each other series of Preferred Stock) to fill their positions.

                                                     (iv)  If, at any time
                  after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect two directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal by less than two but at least one, the vacancy in the directors so elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent one director so elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

                                            (d)      Nothing herein
                  shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Amended and Restated Articles of Incorporation of the Corporation, as it may hereafter be amended.

                                            (e)      Except as set forth
                  herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Amended and Restated Articles of Incorporation of the Corporation or herein or by law) for taking any corporate action.

                                    (3)     Restrictions.

                                            (a)      Whenever any
                  dividends or other distributions payable on the Series A Preferred Stock as provided in Section C(1) hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

                                                     (i)  declare or pay
                  dividends on, or made any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                                     (ii)  declare or pay
                  dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                                      (iii) redeem or purchase
                  or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                                                     (iv)  purchase or
                  otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                            (b)      The Corporation
                  shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

                                    (4) Reacquired Shares. Any shares of Series
                  A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of any series of preferred stock created by resolution or resolutions of the Board of Directors (including Series A Preferred Stock), subject to the conditions and restrictions on issuance set forth herein.

                                    (5)     Liquidation, Dissolution or Winding
                  Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

                                            (a)      the holders of shares of
                  stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of
                  (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

                                            (b)      the holders of shares of
                  stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  In the event that the corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the aggregate amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause 5(a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (6) Consolidation, Merger, etc. In the event
                  that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                    (7) No Redemption. The shares of Series A
                  Preferred Stock shall not be
                  redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Amended and Restated Articles of Incorporation of the Corporation or herein.

                                    (8) Rank. Unless otherwise provided in the
                  amended and Restated Articles of Incorporation of the Corporation or a Certificate of Determination relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Corporation.

                                    (9) Amendment. The Amended and Restated
                  Articles of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

                                    (10) Fractional Shares. Series A Preferred
                  Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.


                                   ARTICLE IV

                  The corporation reserves the right to amend, alter, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred by these Articles of Incorporation on shareholders, directors and officers are granted subject to this reservation.


                                    ARTICLE V

                           A.       The liability of the directors of
                  the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                           B. The corporation is authorized to provide
                  indemnification of agents (as defined in Section 317 of the Corporations Code) through by-law provisions, agreements with agents, vote of shareholders, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in Section 204 of the Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                   ARTICLE VI

                           A. The authorized number of Directors of the
                  Corporation shall not be less than five (5) nor more than nine
                  (9) and the exact number of directors initially authorized shall be nine (9). The exact number of Directors may be fixed within the limits specified in this Article VI.A by a resolution adopted by the Board of Directors, or by a vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote. The minimum or maximum number of directors provided in this
                  Article VI.A may be changed only by amendment to these Articles of Incorporation duly adopted by the affirmative vote of the holders of a majority of the voting power of outstanding shares of capital stock entitled to vote and by a resolution duly adopted by the Board of Directors. Subject to the rights of any outstanding series of Preferred Stock, all directors shall be elected by the holders of all outstanding shares of capital stock, voting together as a single class.

                           B. So long as the Corporation remains a "Listed
                  Corporation" within the meaning of Section 301.5 of the California Corporations Code and so long as the authorized number of directors of the Corporation is nine or more, the composition of the Board of Directors of the Corporation shall be determined as set forth in this subsection. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the annual meeting of shareholders in 1997, the term of office of the second class to expire at the annual meeting of shareholders in 1988 and the term of office of the third class to expire at the annual meeting of shareholders in 1999. At each annual meeting of shareholders hereafter, directors shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director."


                  3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares Common Stock of the corporation entitled to vote on this amendment is 6,094,203. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%. There are no shares of Preferred Stock outstanding.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.
Dated: November ___, 1996


-----------------------------
ROBERT ERICKSON
President


-----------------------------
DOUGLAS GOULD
Secretary